================================================================================

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             OGLEBAY NORTON COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      N/A
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                             Oglebay Norton Company

1100 SUPERIOR AVENUE                                  CLEVELAND, OHIO 44114-2598

                              Oglebay Norton Logo

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 29, 1998

     The Annual Meeting of Stockholders of Oglebay Norton Company ("Oglebay Norton") will be held at Ciao Cucina, Cleveland Playhouse Square, 1515 Euclid Avenue, Cleveland, Ohio, on Wednesday, July 29, 1998, at 10:00 a.m., Cleveland, Ohio time. The purposes of the Annual Meeting are as follows.

           I. To vote upon a proposal to approve the Oglebay Norton Company Director Fee Deferral Plan, a copy of which is attached as Exhibit A to the Proxy Statement.

           II. To vote upon a proposal to approve the Performance Option Agreement with Mr. John N. Lauer, a copy of which is attached as Exhibit B to the Proxy Statement.

           III. To elect three directors to serve for three-year terms expiring in 2001.

          IV. To hear reports and transact any other business that may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on June 30, 1998 as the record date (the "Record Date") for determining the stockholders entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any postponement or adjournment thereof.

     The Proxy Statement accompanies this Notice. The Annual Report to Stockholders for the year ended December 31, 1997 (the "Annual Report") was mailed to stockholders on May 1, 1998. Stockholders as of the Record Date who were not stockholders as of the record date for the previous mailing will be provided with a copy of the Annual Report with the Proxy Statement.

                             YOUR VOTE IS IMPORTANT
     Please sign, date and return your Proxy card in the enclosed envelope.

By Order of the
Board of Directors

                                          /s/ Rochelle F. Walk
                                          ROCHELLE F. WALK
                                          Secretary and Director
July 2, 1998                              of Corporate Affairs

                             OGLEBAY NORTON COMPANY
                              1100 SUPERIOR AVENUE
                           CLEVELAND, OHIO 44114-2598
                                 (216) 861-3300

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 July 29, 1998

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Oglebay Norton Company, a Delaware corporation ("Oglebay Norton"), for use at the Annual Meeting of Stockholders to be held on July 29, 1998 (the "Annual Meeting"), and at any adjournment or postponement of the Annual Meeting. It is anticipated that the mailing of this Proxy Statement and accompanying form of Proxy to stockholders will begin on or about July 2, 1998. The date of this Proxy Statement is July 2, 1998.

PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, the stockholders of Oglebay Norton will be asked to:
(i) consider and vote upon a proposal to approve the Oglebay Norton Company Director Fee Deferral Plan; (ii) consider and vote upon a proposal to approve the Performance Option Agreement with Mr. John N. Lauer; (iii) elect three directors to serve for three-year terms expiring in 2001; and (iv) hear reports and transact any other business that may properly come before the Annual Meeting.

     A description of the proposal to approve the Oglebay Norton Company Director Fee Deferral Plan is set forth below under the heading "PROPOSAL
I -- OGLEBAY NORTON COMPANY DIRECTOR FEE DEFERRAL PLAN," and a copy of the plan is attached as Exhibit A to this Proxy Statement. Likewise, a description of the proposal to approve the Performance Option Agreement with Mr. John N. Lauer appears below under the heading "PROPOSAL II -- PERFORMANCE OPTION AGREEMENT WITH MR. JOHN N. LAUER," and a copy of the agreement is attached as Exhibit B to this Proxy Statement.

     The nominees for election as directors, with information about each of them, is set forth below under the heading "PROPOSAL III -- ELECTION OF DIRECTORS -- Nominees for Terms Expiring in 2001."

VOTING RIGHTS AND PROXY INFORMATION

     Record Date; Required Vote. The Board of Directors of Oglebay Norton has fixed the close of business on June 30, 1998 as the record date (the "Record Date") for determining the stockholders entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any postponement or adjournment thereof. As of June 22, 1998, 4,764,796 shares of Common Stock of Oglebay Norton were outstanding, each of which is entitled to one vote.

     All matters that may properly come before the Annual Meeting, including the approval of the Oglebay Norton Company Director Fee Deferral Plan, the approval of the Performance Option Agreement with Mr. John N. Lauer and the election of directors, require the affirmative vote of a majority of the outstanding shares of Common Stock of Oglebay Norton present in person or represented by proxy at the meeting and entitled to vote on such subject matter, assuming such majority also constitutes at least a majority of the required quorum. The percentage of outstanding shares of Common Stock of Oglebay Norton held by its directors and executive officers and entitled to vote at the Annual Meeting is set forth below under the heading "BENEFICIAL OWNERSHIP OF OGLEBAY NORTON COMMON STOCK." Abstentions and broker non-votes are tabulated in determining votes present at the meeting. An abstention or broker non-vote has the same effect as a vote against a proposal or a director nominee, as each abstention or broker non-vote is one less vote in favor of a proposal or for a director nominee.

     In the election of directors, each stockholder has the right to cumulate the stockholder's votes and to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes which the stockholder's shares are entitled, or the stockholder may distribute the stockholder's votes on the same principle among two or more nominees. Cumulative voting will be in effect if any stockholder gives notice in writing to the President or the Corporate Secretary of Oglebay Norton at least 48 hours in advance of the time set for the Annual Meeting and an announcement is made at the beginning of the Annual Meeting by the President, Corporate Secretary or the stockholder giving the notice. Oglebay Norton has not been advised of any stockholder who intends to cumulate his votes.

     Proxies. All shares of Common Stock of Oglebay Norton represented at the Annual Meeting by properly executed Proxies will be voted in accordance with the instructions on the Proxies. If no instructions are given, Proxies will be voted FOR the approval of the Oglebay Norton Company Director Fee Deferral Plan, FOR the approval of the Performance Option Agreement with Mr. John N. Lauer and FOR the election as directors of the nominees listed under the heading "ELECTION OF DIRECTORS -- Nominees for Terms Expiring in 2001." If cumulative voting is in effect, shares represented by each properly signed Proxy card will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named in the Proxy card. However, the persons named in the Proxy card will not vote any shares cumulatively for nominees for whom authority to vote was withheld. Oglebay Norton has no knowledge of any other matters to be presented at the Annual Meeting but, in the event that other matters do properly come before the Annual Meeting, the persons named in the Proxies will also vote on these matters in accordance with their best judgment.

     A stockholder giving a Proxy pursuant to this solicitation may revoke the Proxy at any time before it is voted. A Proxy may be revoked by filing with the Corporate Secretary of Oglebay Norton, at the address set forth above, a written notice of revocation bearing a later date than the Proxy, by duly executing a subsequent Proxy relating to the same shares and delivering it to the Corporate Secretary or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute the revocation of a Proxy).

     Oglebay Norton will bear the cost of preparing and mailing the proxy material to the stockholders of Oglebay Norton in connection with the Annual Meeting. The cost of soliciting Proxies, in addition to a fee of $7,500 payable to Georgeson & Company Inc., will be borne by Oglebay Norton.

                                   PROPOSAL I

               OGLEBAY NORTON COMPANY DIRECTOR FEE DEFERRAL PLAN

     The Compensation Subcommittee (on January 27, 1998) and the Board of Directors (on January 28, 1998) adopted and recommended that the stockholders approve the Oglebay Norton Company Director Fee Deferral Plan (the "Director Plan") pursuant to which non-employee directors can elect to defer some or all of the fees earned by them for services as a director of Oglebay Norton and can choose to have amounts deferred denominated in Share Units or Deferred Cash, as those terms are defined in the Director Plan. The Director Plan is intended to attract and retain qualified individuals to serve as directors of Oglebay Norton. The Compensation Subcommittee and the Board of Directors have determined that the Director Plan will provide non-employee directors with a stronger identity of interest with Oglebay Norton and its stockholders and will therefore be in the best interests of Oglebay Norton and all of its stockholders. The Director Plan does not amend or otherwise affect the Oglebay Norton Company Director Stock Plan pursuant to which each non-employee director is awarded 200 shares of Common Stock of Oglebay Norton at the time of each annual meeting of stockholders.

     The complete text of the Director Plan is attached as Exhibit A to this Proxy Statement. The following summary of the Director Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit A.

     Election to Defer. Each non-employee director can elect under the Director Plan to defer some or all or the cash portion of fees payable to him for service as a director of Oglebay Norton, including the basic retainer and additional fees for attending meetings and serving as head of committees. Elections are to be made on or before the time necessary to defer inclusion of the cash portion of fees in a director's gross income for federal income tax purposes. Elections for the last eleven months of 1998 were made upon adoption of the Director Plan by the Compensation Subcommittee. A director may elect, in 10% increments, (a) to defer the cash portion of fees as Share Units, (b) to defer the cash portion of fees as Deferred Cash, or (c) to receive fees as earned without any deferral. In addition, a director who defers at least some fees as Share Units may elect to either have any dividend equivalents with respect to the Share Units deferred as additional deferred Share Units or to have those dividend equivalents paid to him in cash as accrued.

     Deferral, Crediting, and Deferral Period. Amounts deferred are credited to book accounts maintained in the name of each participating non-employee director, either as Share Units or as Deferred Cash. Amounts deferred as Share Units are converted into Share Units at the fair market value of the shares of Common Stock of Oglebay Norton as of the date on which the fees would otherwise be paid. Amounts deferred in cash are credited with interest at the prime rate, compounded annually, until distributed. Amounts deferred are deferred through termination of service by the deferring director and are then paid out in shares of Common Stock of Oglebay Norton (if deferred in Share Units) or in cash (if Deferred Cash).

     Dividend Equivalent. On each date on which dividends are paid on the shares of Common Stock of Oglebay Norton, dividend equivalents are credited on deferred Share Units and are either converted into additional deferred Share Units based on the fair market value of shares of Common Stock of Oglebay Norton on the dividend payment date or paid out to the director in cash.

     Matching Contribution. Each Share Unit credited to a participating director's account, whether credited as the result of a direct fee deferral or as a result of a dividend equivalent being converted into additional deferred Share Units, is matched at the rate of 25% by Oglebay Norton's contribution of additional Share Units to the director's account.

     Maximum Number of Shares. The maximum number of shares of Common Stock of Oglebay Norton to be issuable under the Director Plan is 100,000, subject to adjustment upon the occurrence of certain changes with respect to the shares.

     Federal Income Tax Consequences of Deferrals. The following is a brief general discussion of the anticipated income tax treatment of the deferrals and distributions to be made pursuant to the Director Plan under current provisions of the Internal Revenue Code. Fees deferred by a director and credited to his account will not be recognized as income to the director for income tax purposes until the deferred fees are distributed to the director either in the form of cash or shares of Common Stock of Oglebay Norton. Interest credited on Deferred Cash and compounded and added to a director's account will not be recognized as income to the director for income tax purposes until the accrued interest is distributed to the director. Similarly, dividend equivalents converted into additional deferred Share Units will not be recognized as income until the additional Deferred Shares are distributed as shares of Common Stock of Oglebay Norton to the director. Dividend equivalents paid in cash will be recognized as ordinary income to the director when the cash is paid. At the time of distribution of shares of Common Stock of Oglebay Norton in satisfaction of deferred Share Units or cash in satisfaction of Deferred Cash, the recipient will have ordinary income equal to the fair market value of the shares of Common Stock of Oglebay Norton or the dollar amount of the cash distributed. Oglebay Norton will be entitled to a deduction equal in amount to the amount taken into income by a director during the same year that the amount is taken into income by the director.

BOARD RECOMMENDATION

     The favorable vote of the holders of a majority of the shares of Common Stock of Oglebay Norton present in person or by Proxy at the meeting is required to adopt the Director Plan. THE BOARD OF DIRECTORS OF OGLEBAY NORTON RECOMMENDS A VOTE FOR APPROVAL OF THE OGLEBAY NORTON COMPANY DIRECTOR FEE DEFERRAL PLAN.

                                  PROPOSAL II

              PERFORMANCE OPTION AGREEMENT WITH MR. JOHN N. LAUER

     In connection with the employment of Mr. John N. Lauer as President and Chief Executive Officer of Oglebay Norton effective January 1, 1998, on December 17, 1997, the Compensation Subcommittee and the Board of Directors granted to Mr. Lauer, subject to the approval of the stockholders of Oglebay Norton, an option to acquire up to 380,174 shares of Common Stock of Oglebay Norton (the "Performance Option"). The exercise price of the option is $38.00 per share, which is $6.00 above the per share closing price as reported on the NASDAQ National Market on December 16, 1997 (the last closing price available at the time the option was granted). If approved by the stockholders, the option will first become exercisable in the normal course of events on January 1, 2001. Oglebay Norton is seeking stockholder approval of the Performance Option Agreement to satisfy the requirements of Section 162(m) of the Internal Revenue Code. The Performance Option is described in more detail as part of the terms of Mr. Lauer's employment in the section below entitled "OFFICER
AGREEMENTS -- Employment Agreement with Mr. John N. Lauer." A copy of the Performance Option Agreement with Mr. Lauer, pursuant to which the Performance Option was granted, is attached to this Proxy Statement as Exhibit B.

BOARD RECOMMENDATION

     The favorable vote of the holders of a majority of the shares of Common Stock of Oglebay Norton present in person or by Proxy at the meeting is required to approve the Performance Option Agreement. THE BOARD OF DIRECTORS OF OGLEBAY NORTON RECOMMENDS A VOTE FOR APPROVAL OF THE PERFORMANCE OPTION AGREEMENT WITH MR. LAUER.

                                  PROPOSAL III

                             ELECTION OF DIRECTORS

     Oglebay Norton's Board of Directors is composed of ten directors, divided into two classes of three members and one class of four members. As of the date of this Proxy Statement, the terms of these classes will expire in 1998, 1999 and 2000, respectively. Each of the directors serves for a term of three years and until a successor is elected. The directors whose terms expire in 1998 were nominated by the Board to stand for election to new terms which expire at the Annual Meeting in 2001. Directors whose terms expire in 1999 and 2000 are also described below. THE BOARD OF DIRECTORS OF OGLEBAY NORTON RECOMMENDS A VOTE FOR EACH OF MALVIN E. BANK, WILLIAM G. BARES AND JOHN D. WEIL AS DIRECTORS TO SERVE FOR THREE-YEAR TERMS EXPIRING IN 2001.

NOMINEES FOR TERMS EXPIRING IN 2001

                                                                                                   DIRECTOR
          NAME            AGE   PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS   SINCE
          ----            ---   -----------------------------------------------------------------  --------
Malvin E. Bank..........  67    Partner, Thompson Hine & Flory LLP, Cleveland, Ohio, attorneys,      1977
                                for more than five years. Mr. Bank also serves on the Board of
                                Directors of Metropolitan Financial Corp.
William G. Bares........  56    Chairman, President and Chief Executive Officer, since April         1982
                                1996, President and Chief Executive Officer, from January 1996 to
                                April 1996, President and Chief Operating Officer, from 1987 to
                                1995, of The Lubrizol Corporation, Cleveland, Ohio, supplier of chemical additives for use in lubricants and fuels. Mr. Bares serves on the Boards of Directors of The Lubrizol Corporation,
                                Applied Industrial Technologies, Inc. and KeyCorp.
John D. Weil............  57    President of Clayton Management Co., St. Louis, Missouri, invest-    1992
                                ments, for more than five years. Mr. Weil also serves on the
                                Boards of Directors of CleveTrust Realty Investors, Cliffs
                                Drilling Company, PICO Holdings Inc., Todd Shipyards Corporation,
                                Southern Investors Service Co. Inc., Allied Healthcare Products,
                                Inc. and Baldwin & Lyons, Inc.

PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 2000
Brent D. Baird..........  59    Private investor; formerly a Limited Partner of Trubee, Collins &    1990
                                Co., Buffalo, New York and a member of the New York Stock
                                Exchange, Inc. for more than five years. Mr. Baird serves on the
                                Boards of Directors of First Carolina Investors, Inc., First
                                Empire State Corporation, Todd Shipyards Corporation, Exolon-Esk,
                                Inc. and Merchants Group, Inc.
James T. Bartlett.......  61    Managing Director, Primus Venture Partners, Cleveland, Ohio, the     1996
                                fund manager for Primus Capital Fund and Primus Capital Funds II,
                                III and IV, venture capital limited partnerships, for more than five years. Mr. Bartlett serves on the Boards of Directors of
                                Keithley Instruments, Inc. and Lamson & Sessions.
Albert C. Bersticker....  63    Chairman and Chief Executive Officer, since January 1, 1996,         1992
                                President and Chief Executive Officer, from May 1991 to Decem-
                                ber 1995, of Ferro Corporation, producer of specialty coatings, plastics, chemicals and ceramics. Mr. Bersticker also serves on the Boards of Directors of Brush Wellman Corporation, Ferro
                                Corporation and KeyCorp.
William G. Pryor........  58    President, since April 1993, of Van Dorn Demag Corporation,          1997
                                manufacturer of plastic injection molding equipment, President and Chief Executive Officer, Van Dorn Corporation (predecessor to
                                Van Dorn Demag Corporation), January 1, 1992 to April 20, 1993.

PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 1999
R. Thomas Green, Jr.....  60    Chairman of the Board of Directors, since April 1, 1992, and         1992
                                President and Chief Executive Officer, from April 1, 1992 to
                                December 31, 1997, of Oglebay Norton.

                                                                                                   DIRECTOR
          NAME            AGE   PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS   SINCE
          ----            ---   -----------------------------------------------------------------  --------
Ralph D. Ketchum........  71    President and Chief Executive Officer of RDK Capital, Inc.,          1992
                                general partner of RDK Capital Limited Partnership, investments, and Chief Executive Officer of Heintz Corporation, manufacturer of jet engine components, for more than five years. An August
                                1993 petition was filed by Heintz Corporation, a subsidiary of
                                RDK Capital Limited Partnership, for reorganization under the federal bankruptcy laws. Prior to his election to Oglebay
                                Norton's Board of Directors, Mr. Ketchum was a long-term officer and employee of General Electric, rising to the position of
                                Senior Vice President and Group Executive of the Lighting Group
                                at the time of his retirement in 1987. Mr. Ketchum serves on the
                                Boards of Directors of Thomas Industries, Inc., Pacific
                                Scientific Company, Lithium Technologies, Inc. and Metropolitan
                                Financial Corp.
John N. Lauer...........  59    President, Chief Executive Officer and Director of Oglebay           1998
                                Norton, since January 1, 1998, retired private investor, 1994 to
                                December 1997, President and Chief Operating Officer, The BF
                                Goodrich Company, Chemical and Aerospace Company, 1990 to 1994.
                                Mr. Lauer also serves on the Boards of Directors of Diebold,
                                Incorporated, Menasha Corporation and BorsodChem, Rt.

BOARD AND COMMITTEE ATTENDANCE

     The Board met 10 times during 1997. No director attended fewer than 75% of the total of all 1997 meetings of the Board and those committees on which he served.

STRUCTURE/COMMITTEES OF THE BOARD

     The Board of Directors has the responsibility for establishing broad corporate policies and for overseeing the overall performance of Oglebay Norton. However, in accordance with the corporate principles, it is not involved in the day-to-day operating details. Members of the Board are kept informed of Oglebay Norton's business through discussions with the President and Chief Executive Officer and other officers, by reviewing monthly analyses and reports, and by participating in Board and committee meetings.

     The Board has four committees, described as follows:

     Executive Committee. The members of the Executive Committee are Messrs. Bares (Chairman), Baird, Bank, Bersticker and Green. The Executive Committee may exercise all of the authority of the Board of Directors subject to specific resolutions of the Board and Delaware law. The Executive Committee meets only as called by its Chairman. The Executive Committee met twice during 1997.

     Audit Committee. The members of the Audit Committee are Messrs. Bersticker (Chairman), Baird, Bartlett and Pryor. The Audit Committee (i) reviews the proposed audit programs (including both independent and internal) for each fiscal year, the results of these audits and the adequacy of Oglebay Norton's internal systems and controls, (ii) recommends to the Board the appointment of independent auditors for the year, and (iii) reviews activities conducted under Oglebay Norton's Legal and Ethical Compliance Program. The Audit Committee met twice during 1997.

     Compensation and Organization Committee. The members of the Compensation and Organization Committee are Messrs. Weil (Chairman), Bartlett, Bersticker and Ketchum. The Compensation and Organization Committee fixes compensation for the executive officers of Oglebay Norton and considers corporate organizational matters and employee benefit programs generally. The Board has also established a Compensation Subcommittee whose members are Messrs. Weil (Chairman), Bartlett and Ketchum. The Compensation Subcommittee reviews and approves compensation matters that include Oglebay Norton's stock or are calculated, in whole or part, with reference to the value of Oglebay Norton's stock. The Compensation and Organization Committee met six times and the Compensation Subcommittee met once during 1997.

     Director Search and Governance Committee. The members of the Director Search and Governance Committee are Messrs. Ketchum (Chairman), Bank, Pryor and Weil. The Director Search and Governance Committee (i) considers, screens and nominates candidates for election to the Board, (ii) reviews contributions of current Board members, and (iii) reviews and makes recommendations on corporate governance issues affecting the Board.

     The Director Search and Governance Committee will consider nominees for the Board of Directors submitted by stockholders. Recommendations by stockholders should include the nominee's name, age, business and residence addresses, principal occupation, a list of companies of which the nominee is an officer or director, qualifications, a statement on whether the nominee is a United States citizen, the name, address and number of shares of Common Stock of Oglebay Norton owned by the nominee and the recommending stockholder and the nominee's written consent to nomination. Nominations should be mailed to: Chairman, Director Search and Governance Committee, c/o the Corporate Secretary, Oglebay Norton Company, 1100 Superior Avenue, Cleveland, Ohio 44114-2598.

COMPENSATION OF DIRECTORS

     Directors who are not employees of Oglebay Norton receive a fee of $3,000 per quarter ($12,000 per year), an annual award of 200 shares of Common Stock of Oglebay Norton under the Director Stock Plan, and $900 for each Board and committee meeting attended. Directors are also reimbursed for expenses they incur in attending Board and committee meetings.

     The Board has adopted, subject to stockholder approval, the Oglebay Norton Company Director Fee Deferral Plan which permits directors to defer all or part of the cash portion of their compensation into: (a) share units based upon the market price of Common Stock of Oglebay Norton; or (b) an account as deferred cash which is credited with a market rate of interest. Amounts deferred into share units receive a 25% matching payment by Oglebay Norton, but amounts deferred as cash do not receive any matching payment. See the proposal to approve the Oglebay Norton Company Director Fee Deferral Plan in the section above entitled "PROPOSAL I -- OGLEBAY NORTON COMPANY DIRECTOR FEE DEFERRAL PLAN," for a summary of the Director Fee Deferral Plan.

DIRECTOR AGREEMENTS

     Oglebay Norton has entered into separate standstill agreements with Brent
D. Baird and John D. Weil. These agreements limit to 11% the percentage of Common Stock of Oglebay Norton which each of them and their respective affiliates may own. The 11% limit is not affected if their ownership percentages increase solely due to repurchases by Oglebay Norton of its Common Stock. The standstill agreements also limit the rights of Messrs. Baird, Weil and their respective affiliates to sell their shares of Common Stock of Oglebay Norton, and prohibits them from voting their shares or participating in a proxy contest against the recommendations of Oglebay Norton's Board. Pursuant to their respective standstill agreements, the Board nominated Mr. Baird for election as a director at the 1991 and 1994 Annual Meetings and Mr. Weil for election as a director at the 1992 and 1995 Annual Meetings.

              BENEFICIAL OWNERSHIP OF OGLEBAY NORTON COMMON STOCK

     The following table shows the number of shares and percent of the outstanding shares of Common Stock of Oglebay Norton beneficially owned on June 22, 1998, by each director of Oglebay Norton, each of the executive officers named in the Summary Compensation Table set forth below, and by all directors and executive officers as a group.

                                                               AMOUNT AND NATURE OF       PERCENT
                           NAME                                BENEFICIAL OWNERSHIP       OF CLASS
                           ----                                --------------------       --------
Brent D. Baird.............................................           451,000(1)(4)         9.47%
  1350 One M&T Plaza
  Buffalo, New York 14203
Malvin E. Bank.............................................           314,938(2)(4)         6.61%
  3900 Key Center
  127 Public Square
  Cleveland, Ohio 44114
John D. Weil...............................................           549,800(3)(4)        11.54%
  200 North Broadway, Suite 825
  St. Louis, Missouri 63102-2573
William G. Bares...........................................             1,200(4)                (7)
James T. Bartlett..........................................             5,600(4)                (7)
Albert C. Bersticker.......................................             1,300(4)                (7)
R. Thomas Green, Jr........................................            12,616(5)(6)             (7)
Ralph D. Ketchum...........................................             5,300(4)                (7)
John N. Lauer..............................................            51,744               1.09%
William G. Pryor...........................................               400(4)                (7)
Stuart H. Theis............................................             2,506(5)(6)             (7)
Mark P. Juszli.............................................             1,038(5)(6)             (7)
Richard J. Kessler(8)......................................            10,175(5)(6)             (7)
Paul V. Gorman, Jr.........................................             4,783(5)                (7)
Directors, nominees and executive officers as a group,
  including those listed above (15 persons)................         1,419,658(4)(5)        29.79%

---------------

(1) Mr. Baird, together with other reporting persons, as a group, holds sole voting and sole dispositive power as to 450,800 shares, of which Mr. Baird holds 17,600 shares individually and 6,000 shares as a trustee.

(2) Mr. Bank's shares include 313,588 shares held in various trusts. As a trustee, Mr. Bank has sole voting and dispositive power as to 210,118 shares and, as to 104,820 shares, Mr. Bank shares the voting power and the dispositive power with a co-trustee. In addition, Mr. Bank has sole voting and dispositive power as to 1,350 shares held individually.

(3) Mr. Weil, together with other reporting persons, as a group, holds 549,800 shares, of which he holds sole voting and dispositive power as to 535,200 shares and shared voting and dispositive power as to 14,600 shares.

(4) Includes 200 shares which the individual (and 1,600 shares for directors and executive officers as a group) will acquire, within 60 days, on the date of the 1998 Annual Meeting of Stockholders pursuant to the Oglebay Norton Company Director Stock Plan.

(5) Includes the following numbers of shares, rounded to the nearest whole share, beneficially owned by the following executives under Oglebay Norton's Employee Stock Ownership Plan as of December 31, 1997: Green -- 10,096 shares; Theis -- 2,106 shares; Juszli -- 1,038 shares; Kessler -- 8,975 shares; Gorman -- 4,783 shares; and directors and executive officers as a group -- 27,392 shares.

(6) Additional stock rights held by executive officers: Each of Messrs. Green, Theis, Kessler and Juszli are participants in Oglebay Norton's Long-Term Incentive Plan (the "LTIP"), under which they have elected to forego a portion of their annual compensation and invest it in share units, the value of which are dependent upon the value of the shares of Common Stock of Oglebay Norton. The share units are payable solely in the shares of Common Stock of Oglebay Norton upon the named executive officer's retirement, death, termination of employment or change in control, each as defined under the LTIP. None of the share units held in the LTIP by the named executive officers are included in the above table. Under the LTIP, as further described below (see "OFFICER AGREEMENTS -- Long-Term Incentive Plan"), the total number of share units attributable to each named executive officer, including Oglebay Norton matches and dividends, as of June 22, 1998 is as follows:

                                                               TOTAL NUMBER
                            NAME                              OF SHARE UNITS
                            ----                              --------------
R. Thomas Green, Jr.........................................      17,544
Richard J. Kessler..........................................       8,630
Mark P. Juszli..............................................       8,030
Stuart H. Theis.............................................       1,440

(7) Less than 1% of the outstanding shares of Common Stock of Oglebay Norton on June 22, 1998.

(8) Mr. Kessler resigned from the positions of Vice President and Chief Financial Officer effective March 9, 1998.

     The following table shows certain information with respect to all persons who, as of June 22, 1998, were known by Oglebay Norton to beneficially own more than five percent of the outstanding shares of Common Stock of Oglebay Norton, other than Mr. Baird, Mr. Bank and Mr. Weil whose beneficial ownership of shares of Common Stock of Oglebay Norton is reported above.

                                         AMOUNT AND NATURE OF   PERCENT
             NAME OF OWNER               BENEFICIAL OWNERSHIP   OF CLASS
             -------------               --------------------   --------
KeyCorp                                       1,009,878(1)       21.19%
  127 Public Square
  Cleveland, Ohio 44114

Warburg Pincus Counsellors, Inc.                294,200(2)        6.17%
  466 Lexington Avenue
  New York, New York 10017-3147

Douglas N. Barr                                 289,040(3)        6.06%
  3900 Society Center
  127 Public Square
  Cleveland, Ohio 44114-1216

Robert I. Gale, III                             285,260(4)        5.98%
  17301 St. Clair Avenue
  Cleveland, Ohio 44110

Dimensional Fund Advisors, Inc.                 265,056(5)        5.56%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

---------------

(1) As of February 13, 1998, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission, KeyCorp has sole voting power as to 422,702 shares, shared voting power as to 230,768 shares, sole dispositive power as to 701,240 shares, and shared dispositive power as to 292,038 shares.

(2) As of January 9, 1997, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission, Warburg Pincus Counsellors, Inc. has beneficial ownership of 294,200 shares. According to the Schedule 13G filed, Warburg Pincus Counsellors, Inc. has sole voting and dispositive power as to 244,600 shares.

(3) As of May 2, 1997, based upon information contained in a Schedule 13D filed with the Securities and Exchange Commission, Mr. Barr has sole voting and dispositive power as to 400 of these shares. As trustee,

    Mr. Barr has shared voting and dispositive power as to 57,200 of these shares and, together with Mr. Robert I. Gale III, shared voting and dispositive power as to 230,440 of these shares.

(4) As of May 2, 1997, based upon information contained in a Schedule 13D filed with the Securities and Exchange Commission, Mr. Gale has sole voting and dispositive power as to 54,820 shares, 4,198 shares of which he owns individually and 50,622 shares of which he holds as trustee. Together with Mr. Douglas N. Barr, Mr. Gale shares voting and dispositive power as to 230,440 of these shares.

(5) As of February 5, 1997, based upon information contained in a Schedule 13D filed with the Securities and Exchange Commission, Dimensional Fund Advisors, Inc. has sole voting power as to 178,656 shares. Certain persons who are officers of Dimensional Fund Advisors, Inc. also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons have sole voting power as to 50,000 additional shares owned by the Fund and 36,400 additional shares owned by the Trust. Dimensional Fund Advisors, Inc. has sole dispositive power as to 265,056 shares, including the shares held by the Fund and the Trust.

                               PERFORMANCE GRAPH

     The following is a graph which compares the five year cumulative return from investing $100 on January 1, 1993 in each of Oglebay Norton Common Stock, the S&P 500 Index of companies and the Valueline Composite Index of companies, with dividends assumed to be reinvested when received.

                                                                                         Valueline
               Measurement Period                     Oglebay                            Composite
             (Fiscal Year Covered)                     Norton           S&P 500            Index
1992                                                           100               100               100
1993                                                       100.345            109.99            113.22
1994                                                       142.601           111.409           109.246
1995                                                       180.237           153.265           132.941
1996                                                       218.199           188.486           153.388
1997                                                       420.543           251.364           187.532

                       COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Oglebay Norton's Board of Directors has delegated to its Compensation and Organization Committee (the "C & O Committee"), none of whose members is a former or current officer or employee of Oglebay Norton or any of its subsidiaries, general responsibility for executive compensation matters. Oglebay Norton has further delegated to the Compensation Subcommittee, which is comprised of all of the members of the C & O Committee other than Mr. Bersticker, responsibility for executive compensation actions to be taken by a committee of "outside directors" as defined in the Treasury Regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and "non-employee directors" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

     On December 17, 1997, Oglebay Norton entered into an Employment Agreement with Mr. John N. Lauer, the terms of which had been negotiated on behalf of Oglebay Norton by the C & O Committee, pursuant to which Mr. Lauer became President and Chief Executive Officer of Oglebay Norton, succeeding Mr. Green in these posts, effective January 1, 1998. Under the Employment Agreement, Mr. Lauer will not be paid a salary during his tenure with Oglebay Norton. Rather, as more fully described in this Proxy Statement under the heading "OFFICER AGREEMENTS -- Employment Agreement with Mr. John N. Lauer," the primary elements of his compensation under the Employment Agreement are a grant of restricted shares, a grant of an option to purchase additional shares and an annual bonus of up to $200,000 per year. The C & O Committee concluded that the largely stock-based compensation package contained in the Employment Agreement is in the best interests of Oglebay Norton and its stockholders. The remainder of this report deals with compensation of executives other than Mr. Lauer, including, specifically, compensation of Mr. Green, who held the post of Chairman, President and Chief Executive Officer throughout 1997.

     The C & O Committee seeks to compensate executive officers based on their contributions to Oglebay Norton's success, and specifically to reward officers who make significant contributions to Oglebay Norton's short-term and long-term profitability. In 1997, executive officers' annual compensation packages were comprised of an annual salary, an annual bonus and equity-based compensation.

     Annual Salary. Executive officers' annual salaries for 1997 were set by the C & O Committee after consideration of each executive officer's contribution to Oglebay Norton's performance in 1996, Oglebay Norton's financial performance and prospects, and the level of competitive salaries paid to executives in comparable positions with companies whose sales and revenues were similar to those of Oglebay Norton.

     Bonuses. Executive officers were eligible to receive cash bonuses with respect to 1997 under Oglebay Norton's Annual Incentive Plan (the "Incentive Plan") pursuant to which the C & O Committee established corporate, business unit, and individual performance goals for the year. The corporate and business unit performance measures for 1997 under the Incentive Plan were corporate income from operations and business unit operating profit, respectively. The amount of the incentive award under the Incentive Plan, if any, to each participant is based on the participant's target award level, the weightings assigned to each business unit and individual performance goals applicable to the participant and achievement of those goals.

     Target awards are determined with reference to the participant's base salary and range from 15% to 50% of base salary. Nominal awards may range from 0% to 150% of target awards, depending on the extent to which corporate, business unit, and individual performance goals are met or exceeded. In addition, the C & O Committee has the discretion to increase or decrease the amount of any particular nominal award by a maximum of 25%. If threshold performance goals are not achieved, no award may be made under the Incentive Plan. Based on the extent to which the relevant goals were met during 1997, actual awards for the year under the Incentive Plan ranged from 17% to 73% of base salary.

     Equity-Based Compensation. Oglebay Norton's Long-Term Incentive Plan authorizes the Compensation Subcommittee to grant equity-based incentive compensation (including stock options, stock appreciation rights, restricted stock, performance units and share units) to executive officers and other key employees for performance occurring over a period longer than one fiscal year. The Compensation Subcommittee believes that Oglebay Norton is better able to attract, retain and motivate its executives to achieve superior financial performance if a portion of executive compensation is equity-based, thereby promoting the ownership and holding of shares of Common Stock of Oglebay Norton by its officers.

     On October 29, 1997, the Compensation Subcommittee granted nonqualified stock options to 21 executives and key employees covering an aggregate of 48,700 shares of Common Stock of Oglebay Norton, each at an exercise price of $30 5/8 (the fair market value of the shares on the grant date). In addition, the Compensation Subcommittee made grants under the Long-Term Incentive Plan in connection with executives' decisions to defer a portion of their bonuses received under the Incentive Plan. Amounts so deferred are invested in "share units" based on the fair market value of the shares of Common Stock of Oglebay Norton on the date the bonus otherwise would be due. In addition, each executive deferring a portion of a bonus for 1997 received a matching grant of additional share units equal to 50% of the share units allocable to the bonus deferred, with the executive's rights in the matching grant share units vesting over five years. Deferred and matching amounts are paid in shares of Common Stock of Oglebay Norton and are generally payable only upon termination of employment, death or retirement. Executives receiving bonuses under the Incentive Plan for 1997 elected to defer from 20% to 100% of those bonuses.

     Chief Executive Officer. During 1997, pursuant to the recommendation of the C & O Committee, as approved by the Board of Directors, Mr. Green was paid a base salary of $310,000, effective March 1, 1997, for his services as Oglebay Norton's Chairman, President and Chief Executive Officer. In recommending Mr. Green's 1997 base salary, the C & O Committee considered Mr. Green's performance through the end of 1996 in executing Oglebay Norton's Corporate Strategic Plan, Oglebay Norton's financial performance and Mr. Green's salary level relative to the salary levels of other chief executive officers in companies that compete in similar markets and businesses.

     Mr. Green received a bonus for 1997 under the Incentive Plan which, taking into account all factors (including the C & O Committee's discretion to vary any award otherwise payable by up to an additional 25%), could have ranged from 0% to 94% of his 1997 base salary. Based upon the extent to which Oglebay Norton and Mr. Green attained corporate and performance goals during 1997, Mr. Green was awarded a bonus of $225,000.

     In connection with the general grant of nonqualified options to executives and other key employees on October 29, 1997, the Compensation Subcommittee granted Mr. Green a nonqualified option under the Long-Term Incentive Plan to acquire 20,000 shares of Common Stock of Oglebay Norton at an exercise price of $30 5/8. To afford Mr. Green an opportunity to defer a portion of his 1997 bonus and receive a matching grant from Oglebay Norton comparable to the matching grant received by other executives who elected to defer portions of their bonuses and receive a matching grant under the Long-Term Incentive Plan, the C & O Committee granted to Mr. Green a 50% match of the $180,000 of his 1997 bonus that he elected to defer. Under this special arrangement, the amount deferred and the match amount will be credited, until withdrawn, with earnings each year at the annual rate earned by a specified fund maintained under Oglebay Norton's Incentive Savings Plan. The match amount ($90,000) is subject to the same vesting and distribution provisions as are applicable to matching share units granted to other executives under the Long-Term Incentive Plan, except that settlement of both the deferred and match amount will be in cash.

     Compliance with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly held corporation for compensation over $1 million paid in any year to any individual who is either the corporation's Chief Executive Officer or one of the four other most highly compensated executive officers of the corporation. Qualifying "performance-based compensation" will not be subject to the deduction limit if certain requirements are met. At present, the Performance Option granted to Mr. Lauer by the Compensation Subcommittee is the only compensation element that provides a sufficiently large dollar amount of compensation to bring the Section 162(m) limit into play. However, subject to stockholder approval of the Performance Option, the Compensation Subcommittee believes that compensation under the Performance Option will qualify as performance-based compensation and that Oglebay Norton's deduction with respect to that compensation will not be limited by Section 162(m).

                                          COMPENSATION AND
                                          ORGANIZATION COMMITTEE
                                               John D. Weil, Chairman
                                               James T. Bartlett
                                               Albert C. Bersticker
                                               Ralph D. Ketchum
February 20, 1998

SUMMARY COMPENSATION TABLE

     The following table sets forth individual compensation information for Oglebay Norton's Chief Executive Officer and the four other most highly compensated executive officers whose total annual salary and bonus for the fiscal year ended December 31, 1997 exceeded $100,000.

                                                    ANNUAL COMPENSATION
                                            ------------------------------------
                                                                    OTHER ANNUAL    ALL OTHER ANNUAL
             NAME AND                                     BONUS     COMPENSATION      COMPENSATION
        PRINCIPAL POSITION          YEAR    SALARY($)    ($)(1)        ($)(2)            ($)(3)
        ------------------          ----    ---------    -------    ------------    ----------------
R. Thomas Green, Jr.*               1997    $305,833     $45,000      $16,803           $55,441
  Chairman of the Board             1996     283,600      30,000       19,026            45,250
                                    1995     276,600      68,000       16,638            42,305

Stuart H. Theis                     1997     153,167      80,000       16,760            44,195
  Vice President --                 1996     142,767      24,300          -0-            12,430
  Marine Transportation             1995     136,600      44,100          -0-            12,441

Richard J. Kessler**                1997     154,333      16,000        8,879            33,979
  Vice President --                 1996     150,333      13,500        8,879            24,785
  Finance and Planning              1995     147,000      18,600        8,879            25,088

Mark P. Juszli                      1997     137,667      20,000        5,621            24,853
  Vice President --                 1996     125,333      23,200          -0-            10,913
  Industrial Sands                  1995     117,300      17,500          -0-             6,682

Paul V. Gorman, Jr.                 1997     105,833      44,000          -0-            15,278
  Assistant Vice President --       1996      97,500      15,763          -0-             8,079
  Human Resources                   1995      94,000      18,457          -0-             7,259

---------------

 * Mr. Green stepped down from the positions of President and Chief Executive Officer on December 31, 1997.

** Mr. Kessler resigned from the positions of Vice President and Chief Financial
   Officer effective March 9, 1998.

(1) Amounts shown for bonuses are the portion of the total bonuses of Messrs. Green, Theis, Kessler and Juszli received in cash under Oglebay Norton's Annual Incentive Plan. Total amounts of bonuses earned under the Annual Incentive Plan and portions of that bonus elected to be deferred by the following executives under the Oglebay Norton Company Long-Term Incentive Plan ("LTIP") (or, in the case of Mr. Green's 1997 bonus, pursuant to the special arrangement described above under the heading "COMPENSATION OF EXECUTIVE OFFICERS -- Report of the Compensation Committee on Executive Compensation") were, respectively, as follows: Green (1997 -- $225,000 and $180,000; 1996 -- $150,000 and $120,000; 1995 -- $170,000 and $102,000);
    Theis (1997 -- $100,000 and $20,000; 1996 -- $27,000 and $2,700; 1995 --
    $49,000 and $4,900); Kessler (1997 -- $80,000 and $64,000; 1996 -- $45,000
    and $31,500; 1995 -- $62,000 and $43,400); and Juszli (1997 -- $85,000 and
    $65,000; 1996 -- $58,000 and $34,800; 1995 -- $50,000 and $32,500). Deferred
    portions of bonuses of Messrs. Green, Theis, Kessler and Juszli, which were automatically converted upon deferral into share units based on the fair market value of shares of Common Stock of Oglebay Norton, are shown in the LTIP Table below. Mr. Gorman was not eligible to participate in the Annual Incentive Plan bonus deferral portion of the LTIP during the years presented. The Annual Incentive Plan bonus deferral feature of the LTIP has been discontinued effective for bonus payments earned in 1998.

(2) Represents "gross-up" for taxes in respect of payments by Oglebay Norton to the named executives for life insurance premiums.

(3) Includes contributions by Oglebay Norton for the named executives under Oglebay Norton's Incentive Savings Plan (the "Savings Plan") and Oglebay Norton's Employee Stock Ownership Plan (the "ESOP"), respectively
    (Green -- $3,200 and $19,897; Theis -- $3,063 and $19,047; Kessler -- $3,087
    and $19,192; Juszli -- $2,753 and $17,120; and Gorman -- $2,117 and
    $13,161); payments by Oglebay Norton to the named executive for life insurance premiums (Green -- $19,200; Theis -- $22,085; Kessler -- $11,700; and Juszli -- $4,980); and contributions under the Supplemental Savings and Stock Ownership Plan of $13,144 for Mr. Green.

STOCK OPTION GRANTS IN 1997

     Options granted to the named executive officers will expire on the tenth anniversary of the grant dates. Option exercise prices were in all cases equal to the fair market value of a share of Common Stock of Oglebay Norton on the date the option was granted. The options have no value unless Oglebay Norton's stock price appreciates and the recipient satisfies the applicable vesting requirements.

     The following table shows the stock options granted to the named executive officers during 1997, and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with Securities and Exchange Commission rules. The information in this table shows how much the named executive officers may eventually realize in future dollars under two hypothetical situations: if the stock gains 5% or 10% in value per year, compounded over the ten-year life of the options. These are assumed rates of appreciation and are not intended to forecast future appreciation of the shares of Common Stock of Oglebay Norton. Also included in this table is the increase in value to all common stockholders of Oglebay Norton using the same assumed rates of appreciation.

     For perspective, in ten years, one share of Common Stock of Oglebay Norton valued at $30.625 on October 29, 1997 (the grant date) would be worth $49.88, assuming the hypothetical 5% compounded growth rate, or $79.43, assuming the hypothetical 10% compounded growth rate.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                          POTENTIAL REALIZABLE VALUE AT
                                                                       ASSUMED ANNUAL RATES OF STOCK PRICE
                                    INDIVIDUAL GRANTS                    APPRECIATION FOR OPTION TERM(3)
                       -------------------------------------------   ---------------------------------------
                         NUMBER OF      % OF TOTAL
                          SHARES         OPTIONS
                        UNDERLYING      GRANTED TO
                          OPTIONS       EMPLOYEES       EXERCISE     EXPIRATION
        NAME           GRANTED(#)(1)    IN 1997(2)    PRICE($/SH.)      DATE       5% ($)           10% ($)
        ----           -------------   ------------   ------------   ----------   --------          --------
R. T. Green, Jr......     20,000           40.1%        $30.625       10/29/07    $385,100          $976,100
S. H. Theis..........      3,700            7.4%         30.625       10/29/07      71,244           180,579
R. J. Kessler........      3,700            7.4%         30.625       10/29/07      71,244           180,579
M. P. Juszli.........      3,700            7.4%         30.625       10/29/07      71,244           180,579
P.V. Gorman, Jr......      1,700            3.4%         30.625       10/29/07      32,734            82,960
INCREASE IN VALUE TO ALL COMMON STOCKHOLDERS(4)................................      $92.1MILLION     $233.5MILLION

---------------

(1) The options vest 25% each year commencing October 29, 1998. The options also vest if the employee retires and is otherwise entitled to a normal, early or shutdown pension under the Oglebay Norton Company Pension Plan for Salaried Employees. In that event, the retired employee may exercise the options within two years from the date of retirement, but not beyond the October 29, 2007 option expiration date.

(2) Percentage based on the total number of options granted to employees under the Oglebay Norton Company Long-Term Incentive Plan. This percentage calculation excludes the 380,174 options granted to Mr. Lauer, on December 17, 1997 under the Performance Option Agreement (see "OFFICER AGREEMENTS -- Employment Agreement with Mr. John N. Lauer"). If Mr. Lauer's options were included, then each of the officers in the table would have received less than 1% of the total options granted to employees. Mr. Lauer became the President and Chief Executive Officer of Oglebay Norton on January 1, 1998.

(3) Calculated over a ten-year period representing the life of the options.

(4) Calculated using a price of $30.625 per share of Common Stock of Oglebay Norton, the closing price on the date the options were granted, and the total weighted average number of shares of Common Stock of Oglebay Norton outstanding for 1997 (4,784,892 shares).

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                      NUMBER OF             PERFORMANCE OR
                                                   SHARES, UNITS OR       OTHER PERIOD UNTIL
                      NAME                        OTHER RIGHTS(#)(1)    MATURATION OR PAYOUT(2)
                      ----                        ------------------    -----------------------
R. Thomas Green, Jr.............................       7,448.28                 5 years
Stuart H. Theis.................................         827.58                 5 years
Richard J. Kessler..............................       2,648.28                 5 years
Mark P. Juszli..................................       2,689.65                 5 years

---------------

(1) Reflects the total of: (a) the portion of the named executive's total 1997 bonus deferred under the Oglebay Norton Company Long-Term Incentive Plan (the "LTIP") (or, in the case of Mr. Green's 1997 bonus, pursuant to the special arrangement described above under the heading "COMPENSATION OF EXECUTIVE OFFICERS -- Report of the Compensation Committee on Executive Compensation"); and (b) the 50% company match of the deferred amounts under that plan, respectively, as converted into share units based upon the fair market value of the shares of Common Stock of Oglebay Norton, as follows:
    Green -- 4,965.52 and 2,482.76; Theis -- 551.72 and 275.86;
    Kessler -- 1,765.52 and 882.76; and Juszli -- 1,793.10 and 896.55. Mr.
    Gorman was not eligible to participate in the bonus deferral portion of the LTIP during 1997. Bonus and matching contribution amounts were automatically converted into share units at the rate of $36.25 per share, the closing price of Oglebay Norton's Common Stock on the date the 1997 bonuses were paid and deferred as previously elected by such officers.

(2) Share units reflecting the portion of the total bonus elected to be deferred by the named executive, and dividends paid on those share units, are fully vested upon allocation to the named executive's LTIP account. Share units reflecting the matching contribution, and dividends paid on those share units, generally do not vest for five years, assuming the executive's continuous service with Oglebay Norton for the five-year period. However, distributions of vested amounts will generally be made only upon a participant's retirement, death or other termination of employment. All distributions under the LTIP will be made in shares of Common Stock of Oglebay Norton.

                                RETIREMENT PLANS

SALARIED EMPLOYEES PENSION PLAN
EXCESS AND TRA SUPPLEMENTAL BENEFIT RETIREMENT PLAN

     The following table sets forth the annual pension payable under the Oglebay Norton Company Pension Plan for Salaried Employees (the "Salaried Plan") and the Oglebay Norton Company Excess and TRA Supplemental Benefit Retirement Plan (the "Excess Benefit Retirement Plan") at normal retirement age:

                               ESTIMATED ANNUAL BENEFIT
                       (ASSUMING RETIREMENT ON JANUARY 1, 1998)
                 ----------------------------------------------------
    FINAL                          YEARS OF SERVICE
ANNUAL AVERAGE   ----------------------------------------------------
 COMPENSATION    15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
--------------   --------   --------   --------   --------   --------
   $ 75,000      $ 16,875   $ 22,500   $ 28,125   $ 33,750   $ 39,375
    100,000        22,500     30,000     37,500     45,000     52,500
    150,000        33,750     45,000     56,250     67,500     78,750
    200,000        45,000     60,000     75,000     90,000    105,000
    250,000        56,250     75,000     93,750    112,500    131,250
    300,000        67,500     90,000    112,500    135,000    157,500
    350,000        78,750    105,000    131,250    157,500    183,750
    400,000        90,000    120,000    150,000    180,000    210,000
    450,000       101,250    135,000    168,750    202,500    236,250
    500,000       112,500    150,000    187,500    225,000    262,500
    550,000       123,750    165,000    206,250    247,500    288,750
    600,000       135,000    180,000    225,000    270,000    315,000
    650,000       146,250    195,000    243,750    292,500    341,250

     Benefits under the Salaried Plan and the Excess Benefit Retirement Plan are based on average annual compensation for the highest five years during the last 10 years of employment prior to retirement ("Average Compensation"). Covered compensation is equal to total base pay and incentive compensation (including amounts deferred under the Long-Term Incentive Plan), which is substantially the same as shown in the salary and bonus columns of the Summary Compensation Table set forth above, (including total bonus referred to in footnote 1 to that table). The annual benefit is calculated by multiplying the participant's Average Compensation by a factor of 1 1/2% and the participant's years of covered service (but not below a minimum benefit unrelated to compensation). Benefits, which are paid in a straight life annuity form, are not subject to reduction for Social Security or other offset. Certain surviving spouse benefits are also available under the plans, as well as early retirement and facility shutdown benefits. The Pension Plan Benefits table is prepared without regard to benefit limitations imposed by the Internal Revenue Code. The years of benefit service credited for executive officers named in the Summary Compensation Table are: Mr. Green -- 32.6 years; Mr. Theis -- 5.0 years; Mr. Kessler -- 28.2 years; Mr. Juszli -- 3.7 years; and Mr. Gorman -- 10.4 years.

     The Internal Revenue Code limits the benefits provided under the Salaried Plan. The Excess Benefit Retirement Plan provides for the payment, out of Oglebay Norton's general funds, of the amount that a participant would have received under the Salaried Plan but for the Internal Revenue Code limits. The above table, which does not reflect those limits, shows the total annual pension benefits payable under both the Salaried Plan and the Excess Benefit Retirement Plan. The Excess Benefit Retirement Plan also provides supplemental benefits under provisions in effect under the Salaried Plan prior to 1989 if the current provisions would result in a lesser benefit. Since the pre-1989 benefit formula has been grandfathered, Mr. Green will be the only participant receiving such a supplemental benefit from the Excess Benefit Retirement Plan. That lifetime benefit is estimated at $10,229 annually, commencing at normal retirement age.

SUPPLEMENTAL SAVINGS AND STOCK OWNERSHIP PLAN

     As with the Salaried Plan, the Internal Revenue Code limits the amount that Oglebay Norton can contribute for an employee under its Savings Plan and Employee Stock Ownership Plan ("ESOP"). The Supplemental Savings and Stock Ownership Plan (the "Supplemental Plan"), provides for the payment, out of Oglebay Norton's general funds, of the amount by which certain participants' benefits under the Savings Plan and ESOP would exceed the limitations applicable to those plans. The terms of the Supplemental Plan provide a benefit equal to that which the participants would have received under the Savings Plan and ESOP but for the Internal Revenue Code limitations. Benefits under the Supplemental Plan are payable in cash only at such time and in such manner as the Compensation and Organization Committee of the Board of Directors may select from those available under the Savings Plan and ESOP. The terms of the Supplemental Plan also prohibit a participant from competing with Oglebay Norton for 10 years or wrongfully disclosing a trade secret. Based upon current compensation levels and the period of time during which Mr. Green (six years) and Mr. Kessler (less than one year) have accrued benefits under the Supplemental Plan (other than benefits relating solely to dividends on Oglebay Norton Common Stock), the only named executive officers eligible for supplemental benefits are Messrs. Green and Kessler, who would be entitled to benefits of $139,507 and $51, respectively.

                               OFFICER AGREEMENTS

SEPARATION AGREEMENT WITH MR. R. THOMAS GREEN, JR.

     On December 17, 1997, Oglebay Norton entered into an agreement with Mr. Green pursuant to which he was retained to provide services to Oglebay Norton through June 30, 1999. The agreement provides for Mr. Green's stepping down as President and Chief Executive Officer of Oglebay Norton effective as of December 31, 1997, his service as Chairman of the Board of Oglebay Norton through the 1998 Annual Meeting of Stockholders and his continued service thereafter as a director through completion of his current term in April 1999. Whether Mr. Green is nominated as a candidate for election as a director after April 1999 will be determined by him and the Board of Directors at that time. While Mr. Green provides services to Oglebay Norton, Oglebay Norton is to pay compensation to him at the rate of not less than $465,000 per year and to provide to him all other benefits that are provided to full-time salaried employees of Oglebay Norton. In addition, Oglebay Norton is to (i) pay such premiums as may be required to have fully paid at age 65 a $720,000 face amount life insurance policy on Mr. Green's life owned by him, (ii) provide Mr. Green with up to $5,000 of retirement planning consultation (plus a "gross-up" amount sufficient to enable Mr. Green to pay all taxes on the value of the consultation and on the gross-up amount), (iii) provide Mr. Green with a furnished office and related support and secretarial services through June 30, 2004, and (iv) continue to pay Mr. Green's club membership dues and assessments for as long as Mr. Green desires to maintain his membership.

EMPLOYMENT AGREEMENT WITH MR. JOHN N. LAUER

     On December 17, 1997, Oglebay Norton entered into an employment agreement (the "Employment Agreement") with Mr. Lauer pursuant to which he (i) became employed by Oglebay Norton immediately upon execution of the Employment Agreement, and (ii) became President and Chief Executive Officer of Oglebay Norton effective January 1, 1998. The Employment Agreement contemplates Mr. Lauer's election as Chairman of the Board of Directors at the time of the 1998 Annual Meeting of Stockholders and his continued employment as Chairman, President and Chief Executive Officer of Oglebay Norton thereafter through January 2, 2003. The Employment Agreement was negotiated with Mr. Lauer on behalf of Oglebay Norton by the Compensation and Organization Committee of the Board of Directors and was approved by the full Board of Directors at its regularly scheduled meeting held on December 17, 1997.

     The compensation arrangements embodied in the Employment Agreement are intended to tie Mr. Lauer's compensation for services directly to the performance of Oglebay Norton -- and particularly the price of shares of Common Stock of Oglebay Norton -- over the term of Mr. Lauer's employment. Mr. Lauer will not be paid a salary during his tenure with Oglebay Norton. Rather, the primary elements of his compensation under the Employment Agreement are (i) a grant of restricted shares of Common Stock of Oglebay Norton, (ii) a grant of an option to purchase additional shares of Common Stock of Oglebay Norton, and
(iii) an annual bonus of up to $200,000 per year depending upon the performance of Oglebay Norton during the year. The Board of Directors determined that these compensation arrangements are appropriate in that the ultimate value of the compensation package provided to Mr. Lauer will depend in large part upon the ultimate value achieved by Oglebay Norton under Mr. Lauer's management. The Board of Directors believes that the direct, largely stock-based relationship between performance and reward is in the best interests of Oglebay Norton and its stockholders. Each of the primary elements of Mr. Lauer's compensation arrangements is described in more detail below.

     Restricted Stock. On January 19, 1998, Oglebay Norton granted to Mr. Lauer 25,744 shares of Common Stock of Oglebay Norton subject to restrictions set forth in the Employment Agreement (the "Restricted Shares"). The making of this grant was contingent upon Mr. Lauer's personal investment of at least $1,000,000 in shares of Common Stock of Oglebay Norton. As provided in the Employment Agreement, the number of Restricted Shares granted is equal to the number of shares acquired by Mr. Lauer for his $1,000,000 investment. Of the 25,744 Restricted Shares granted, 20% (5,148 shares) were fully vested and nonforfeitable as of the grant date. Assuming Mr. Lauer continues in the employ of Oglebay Norton, another 20% of the total number of Restricted Shares will vest and become nonforfeitable on January 1 of each of 1999, 2000, 2001, and 2003 (i.e., on each of the first, second, third, and fifth anniversaries of January 1, 1998). However, if Mr. Lauer reduces his personal investment by disposing of any of the shares he acquired for his $1,000,000 investment at any time before January 1, 2003, any Restricted Shares that have not become fully vested and nonforfeitable will be forfeited at the time of the reduction in Mr. Lauer's personal investment. For these purposes, shares as to which (i) the beneficial interest is held by any of certain members of Mr. Lauer's family, and
(ii) the voting rights are controlled by Mr. Lauer, will be treated as held by Mr. Lauer.

     If, before the restrictions on all of the Restricted Shares have lapsed, Mr. Lauer's employment with Oglebay Norton is terminated by Oglebay Norton without "Cause," Mr. Lauer is "Constructively Terminated," or Mr. Lauer terminates his employment by notice to the Board of Directors within 90 days after the occurrence of a "Change of Control" (with each such term defined as provided in the Employment Agreement), Mr. Lauer's rights to all of the Restricted Shares will become fully vested and nonforfeitable. If Mr. Lauer's employment with Oglebay Norton is terminated by death or disability during 1998 or 1999, an aggregate of 12,872 Restricted Shares (50% of the entire grant) will be fully vested and nonforfeitable; if his employment is terminated by death or disability during 2000, an aggregate of 18,021 Restricted Shares (70% of the entire grant) will be fully vested and nonforfeitable; if his employment is terminated by death or disability during 2001, an aggregate of 21,882 Restricted Shares (85% of the entire grant) will be fully vested and nonforfeitable; and if his employment is terminated by death or disability after December 31, 2001, all 25,744 of the Restricted Shares will be fully vested and nonforfeitable (in each case including any Restricted Shares that had previously become fully vested and nonforfeitable). If Mr. Lauer's employment is terminated by Oglebay Norton for Cause or by Mr. Lauer other than as a result of a Constructive Termination, any Restricted Shares that were not already fully vested and nonforfeitable will be forfeited at the time of termination.

     Mr. Lauer elected under Section 83(b) of the Internal Revenue Code to recognize the entire value of the shares of Common Stock of Oglebay Norton subject to the grant as current income as of the date of the grant and without regard to the restrictions on those shares. Mr. Lauer has also made arrangements to satisfy the obligations to pay federal, state and local income tax in connection with the grant and the income recognized in connection with the grant.

     Performance Option. As provided by the Employment Agreement, the Compensation Subcommittee granted to Mr. Lauer, on December 17, 1997, subject to the approval of the stockholders of Oglebay Norton, an option to acquire up to 380,174 shares at an exercise price of $38.00 per Share. The total of 380,174 shares subject to the Performance Option equals 8% of the entire number of shares outstanding both on the grant date and on January 1, 1998. The $38.00 per share exercise price is $6.00 above the per share closing price as reported on the NASDAQ National Market on December 16, 1997 (the last closing price available at the time the Employment Agreement was executed). The Performance Option will not be exercisable by Mr. Lauer unless and until the approval of Oglebay Norton's stockholders is obtained.

     In the normal course, the Performance Option will first become exercisable on January 1, 2001, after Mr. Lauer has been employed by Oglebay Norton for three full years. If Mr. Lauer remains in the employ of Oglebay Norton throughout the term contemplated by the Employment Agreement (i.e., through January 2, 2003), the Performance Option, to the extent not previously exercised by him, will remain exercisable through June 30, 2005. Any part of the Performance Option not earlier exercised or terminated will terminate at the close of business on June 30, 2005.

     The exercise price under the Performance Option may be paid by Mr. Lauer in cash or in such other form of consideration as the Compensation Subcommittee may determine to accept including (i) delivery of instructions to a broker to deliver to Oglebay Norton sale or loan proceeds to pay the exercise price, (ii) delivery of shares, (iii) surrender of a portion of the Performance Option itself, or (iv) any combination of these various methods. The Compensation Subcommittee may permit or require Mr. Lauer to satisfy, by such means as the Compensation Subcommittee may determine, any withholding tax obligation arising from any exercise of the Performance Option.

     If, before January 2, 2003, Mr. Lauer's employment with Oglebay Norton is terminated by Oglebay Norton without Cause, Mr. Lauer is Constructively Terminated, or Mr. Lauer terminates his employment by notice to the Board of Directors within 90 days after the occurrence of a Change of Control, the Performance Option, to the extent not previously exercised, will become immediately exercisable and will remain exercisable thereafter through January 2, 2004, at which time it will be terminated.

     If Mr. Lauer dies or his employment is terminated by Oglebay Norton on account of his disability before January 1, 2001, the Performance Option will be terminated as of the date of his death or termination due to disability without ever having become exercisable. If Mr. Lauer dies or his employment is terminated by Oglebay Norton on account of his disability after December 31, 2000 and before January 2, 2003, the Performance Option will remain exercisable through the first anniversary of the date of his death or termination due to disability and will be terminated as of the close of business on that first anniversary.

     If, before January 2, 2003, Mr. Lauer's employment is terminated by Oglebay Norton for Cause or by Mr. Lauer voluntarily (and not in response to a Constructive Termination), the Performance Option will be terminated on the date of termination of employment.

     Under currently applicable provisions of the Internal Revenue Code, the grant of the Performance Option had no immediate tax consequences to Oglebay Norton or to Mr. Lauer. Mr. Lauer will recognize compensation income at the time of exercise of the Performance Option in an amount equal to the difference between the exercise price and the fair market value on the exercise date of the acquired shares. Oglebay Norton will be entitled to a deduction in the same taxable year and in the same amount as Mr. Lauer recognizes compensation income as a result of the exercise of the Performance Option, provided Oglebay Norton satisfies applicable withholding requirements.

NEW PLAN BENEFITS -- PERFORMANCE OPTIONS

                                                              NUMBER OF SHARES
                                                                 UNDERLYING
                          NAME AND                                OPTIONS
                     PRINCIPAL POSITION                          GRANTED(#)
                     ------------------                       ----------------
R. Thomas Green, Jr.........................................           --
Chairman of the Board
Stuart H. Theis.............................................           --
Vice President -- Marine Transportation
Richard J. Kessler..........................................           --
Vice President -- Finance and Planning
Mark P. Juszli..............................................           --
Vice President -- Industrial Sands
Paul V. Gorman, Jr..........................................           --
Assistant Vice President -- Human Resources
Executive Officers as a Group(1)............................      380,174(2)
Non-Executive Officer Directors as a Group..................           --
Non-Executive Officer Employees as a Group..................           --

---------------

(1) John N. Lauer, who became Oglebay Norton's President and Chief Executive Officer on January 1, 1998, is the sole member of this group who has received a Performance Option grant.

(2) The expiration date, which is dependent on various factors, and the material conditions to the exercise of the Performance Option granted to Mr. Lauer are described in this section above.

     Annual Bonus. Under the Employment Agreement, Mr. Lauer is eligible to receive a cash bonus with respect to each calendar year during which he is employed by Oglebay Norton with the amount of the bonus ranging in value from $0 to $200,000, depending upon the extent to which Oglebay Norton and Mr. Lauer achieve such goals as may be specified in an incentive plan to be adopted by the Compensation Subcommittee by the end of February during each calendar year. Any cash bonus earned during a calendar year will be paid by March 15 of the immediately following year.

     Other Benefits. Oglebay Norton will provide to Mr. Lauer the same perquisites as it has customarily provided to its top executives. Oglebay Norton will also provide to Mr. Lauer a supplemental retirement benefit plan that will provide to him retirement benefits that, when added to any benefits payable to him under the Salaried Plan, will equal the benefits he would have been entitled to under the Salaried Plan if (i) in addition to any bonuses received by him, there had been included in his covered compensation, throughout the period of his employment with Oglebay Norton, salary earned by him at the rate of $350,000 per year, and (ii) there were no limits on the amount of covered compensation that could be taken into account in determining the benefit payable to him under the Salaried Plan. If Mr. Lauer remains in the employ of Oglebay Norton through January 2, 2003 and receives maximum (i.e., $200,000) annual bonuses, the aggregate retirement benefit under the Salaried Plan and the supplemental plan will be the equivalent of an annual lifetime benefit of $38,250 per annum.

     The Employment Agreement obligates Mr. Lauer to refrain from competing with Oglebay Norton while he is employed by Oglebay Norton and for a period of two years after his employment with Oglebay Norton is terminated.

OFFICER AGREEMENTS EFFECTIVE UPON "CHANGE IN CONTROL"

     Oglebay Norton has entered into separate agreements (collectively, the "Officer Agreements") with the executive officers listed in the Summary Compensation Table set forth above. The Officer Agreements are designed to retain these individuals and provide for continuity of management in the event of any actual or threatened "Change in Control" (as defined in the Officer Agreements) of Oglebay Norton. None of the Officer Agreements will become effective unless, and until, there is a Change in Control.

     There are two "triggers" which apply to the Officer Agreements. The first "trigger" requires that a "Change in Control" occur. Following a Change in Control, the officer is entitled to continued employment at a compensation rate equal to the greatest of that in effect (i) immediately before the Change in Control, (ii) two years before the Change in Control, or (iii) such greater rate determined by Oglebay Norton, plus continued participation in specified benefit plans as an executive officer ("Contract Compensation"). The second "trigger" is tripped if, following a Change in Control, the officer is terminated without "Cause," or the officer terminates his employment for "Good Reason" (as defined in the Officer Agreements). If the second "trigger" is tripped, then the officer is entitled to receive Contract Compensation in lieu of employment, but only for the longer of the time remaining in the original 30-month contract term (following the Change in Control) or six months. Following employment termination, the officer is obligated to endeavor to mitigate damages by seeking comparable employment elsewhere and, to the extent the officer is successful, Contract Compensation is reduced, dollar-for-dollar, for compensation and benefits received from the subsequent employer. In addition, for as long as Contract Compensation is received, the officer agrees neither to compete against Oglebay Norton nor to disclose any of its trade secrets. Finally, Contract Compensation under the Officer Agreements will be reduced if and to the extent necessary to prevent any portion from being treated as excess parachute payments under the Internal Revenue Code.

"POUR-OVER" AND IRREVOCABLE TRUSTS

     Oglebay Norton has made commitments under various plans and agreements for supplemental pension benefits, deferred and executive compensation arrangements, and obligations arising in the event of a change in control, which it has not been required to fund on a current basis (collectively, "Benefit Plans"). In order to provide assurances that those commitments will be honored, Oglebay Norton has established three trusts with independent trustees to fund those Benefit Plan obligations in the event of a Change in Control (as defined in the trust documents).

     Irrevocable Trust Agreement I ("Trust I") exists to provide additional assurances for benefits under a 1974 Supplemental Retirement Plan, all participants of which have retired from Oglebay Norton. Irrevocable Trust Agreement II ("Trust II") provides additional assurances for benefits and payments due under the Excess Benefit Retirement Plan, the Supplemental Plan, the Officer Agreements, the 1991 Executive Life Program and the 1996 Executive Life Plan, pursuant to which Oglebay Norton pays life insurance premiums on behalf of its executive officers.

     The Oglebay Norton Company Pour-Over Trust ("Pour-Over Trust") provides that in the event of a threatened Change in Control, Oglebay Norton shall deposit in the Pour-Over Trust, on an irrevocable basis, 125% of the aggregate unfunded obligations of such Benefit Plans subject to Trust I and Trust II. The Pour-Over Trust becomes revocable if, following the threat, no Change in Control occurs. If a Change in Control does occur, the Pour-Over Trust remains irrevocable, and the assets in the Pour-Over Trust are transferred to Trusts I and II. Although Oglebay Norton has contributed certain company-owned life insurance policies to the trust held under Trust I, it has not contributed significant assets to any of the three trusts, although Oglebay Norton has the right to make additional discretionary contributions into the trusts. Assets held in the trusts are subject at all times to claims of Oglebay Norton's general creditors. If funds in the trusts are insufficient to pay amounts due under a plan or agreement, Oglebay Norton remains obligated to pay those amounts. No employee has any right to assets in the trusts until and to the extent benefits are paid from the trusts.

LONG-TERM INCENTIVE PLAN

     Oglebay Norton established its Long-Term Incentive Plan ("LTIP") on December 18, 1995, which was approved by Stockholders at the 1996 Annual Meeting. The Compensation Subcommittee administers the LTIP and selects those officers and other key employees to participate in the plan. Participants are eligible to defer a portion of their annual incentive award or are eligible to be granted awards under the LTIP, as determined by the Compensation Subcommittee. Each of the named executive officers currently participates in the LTIP. During years 1995 through 1997, the LTIP consisted of two programs, the "Annual Incentive Deferral Program" and the "Long-Term Incentive Program." The Annual Incentive Deferral Program will not be in effect for compensation earned in 1998 and thereafter.

     Under the Annual Incentive Deferral Program, each participant is able to defer all or a portion (as determined by the Compensation Subcommittee) of any incentive award payable under Oglebay Norton's Annual Incentive Plan. The deferred amounts are converted into "share units" based upon the fair market value of the shares of Common Stock of Oglebay Norton on the date of deferral. Oglebay Norton will make a matching contribution to the participant's deferred incentive award in an amount determined by the Compensation Subcommittee. For amounts deferred for 1997, Oglebay Norton's match was 50% of the portion of each participant's annual incentive award for 1997. An amount equal to dividends paid on the shares of Common Stock of Oglebay Norton is also credited to the participant's deferral account and Oglebay Norton match and is also converted into share units based upon the fair market value of the shares of Common Stock of Oglebay Norton on the dividend payment date. All annual incentive award deferrals (and related dividends) are one hundred percent (100%) vested at all times. Matching contributions (and related dividends) are vested on the fifth anniversary of the date they are allocated to a participant's account, assuming the employee has been in continuous service with Oglebay Norton for the entire five-year period. Prior to the fifth anniversary of a particular allocation, a matching contribution may become one hundred percent (100%) vested upon the occurrence of certain events, including, without limitation, a participant's early retirement or disability or a "Change of Control" (as defined in the LTIP). All distributions under the LTIP are made in shares of Common Stock of Oglebay Norton. Distributions of vested amounts are made upon a participant's retirement, death or other termination of employment, upon a "Change in Control" (as defined in the LTIP), or upon any other event deemed appropriate by the Compensation Subcommittee. A participant may elect an in-service withdrawal of all or a portion of his incentive award deferrals (and related dividends), provided that the withdrawn deferrals have been allocated to the participant's account for at least a five-year period prior to the withdrawal. However, upon taking such an in-service withdrawal, all of the participant's matching contributions are immediately forfeited. As noted above, the Annual Incentive Deferral Program of the LTIP is no longer in effect for compensation earned in 1998 and thereafter.

     The LTIP also provides for awards by the Compensation Subcommittee, including a grant of options (which may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, or nonqualified options), stock appreciation rights, restricted stock and performance awards (collectively, the "Incentive Awards"). The Compensation Subcommittee has the discretion to set performance objectives as it deems appropriate respecting any performance awards or restricted stock grants. The performance objectives may vary from participant to participant and between groups of participants and will be based upon such company, business unit and/or individual performance factors and criteria as the Compensation Subcommittee may deem appropriate. As discussed above under the heading "COMPENSATION OF EXECUTIVE OFFICERS -- Stock Option Grants in 1997," on October 29, 1997, Oglebay Norton granted stock options to certain of its executive officers and key employees under the LTIP.

     The Compensation Subcommittee also has the authority, in its discretion, to provide at the time of grant of any award under the LTIP, that the terms of the grant or date on which an award vests or becomes exercisable may be modified in the event of a change of control, as defined under the LTIP.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Malvin E. Bank, formerly a member of the Compensation and Organization Committee of Oglebay Norton, is a partner of the law firm of Thompson Hine & Flory LLP, Cleveland, Ohio, which provided legal services to Oglebay Norton in 1997 and continues to provide such services in 1998. Mr. Bank has not served on the Compensation and Organization Committee since April 30, 1997.

     Mr. Bersticker serves on the Compensation and Organization Committee of Oglebay Norton, and is the Chairman and Chief Executive Officer of Ferro Corporation. As discussed in the immediately following section, a wholly-owned subsidiary of Oglebay Norton sells to, and purchases from, Ferro Corporation various items in the ordinary course of business pursuant to arm's length negotiations. Mr. Bersticker is not a member of the Compensation Subcommittee.

                           RELATED PARTY TRANSACTIONS

     Oglebay Norton Industrial Sands, Inc. ("ONIS"), a wholly-owned subsidiary of Oglebay Norton, sells ground silica to, and purchases heavy density grinding media and ceramic mill lining from, Ferro Corporation. Mr. Bersticker is Chairman of the Board and Chief Executive Officer of Ferro Corporation. During the year ended December 31, 1997, total sales to and purchases from Ferro Corporation by ONIS were $627,603 and $528,067, respectively. These transactions were entered into by ONIS pursuant to arm's length negotiations in the ordinary course of business and on terms that Oglebay Norton believes to be fair.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on the records and information of Oglebay Norton, Oglebay Norton believes that all Securities and Exchange Commission filing requirements applicable to directors and executive officers under Section 16(a) of the Securities Exchange Act of 1934, as amended, for 1997 were met.

                              INDEPENDENT AUDITORS

     A representative of Ernst & Young LLP, the independent auditor of Oglebay Norton for the year ended December 31, 1997, is expected to be present at the Annual Meeting and will have the opportunity to make a statement if the representative desires to do so and to respond to appropriate questions with respect to the firm's examination of the consolidated financial statements and records of Oglebay Norton for the year ended December 31, 1997. The Board of Directors of Oglebay Norton has not yet considered the appointment of independent auditors for the year ending December 31, 1998.

                              FINANCIAL STATEMENTS

     Oglebay Norton's Annual Report for the year ended December 31, 1997 (the "Annual Report"), including financial statements for such year, was mailed to stockholders on May 1, 1998. Stockholders as of the Record Date who were not stockholders as of the record date for the previous mailing will be provided with a copy of the Annual Report with this Proxy Statement. Stockholders may obtain a copy of Oglebay Norton's Annual Report on Form 10-K as filed with the Securities and Exchange Commission free of charge upon oral or written request to the Corporate Secretary, Oglebay Norton Company, 1100 Superior Avenue, Cleveland, Ohio 44114-2598, Telephone Number (216) 861-3300.

                              1999 ANNUAL MEETING

     The 1999 Annual Meeting of Stockholders of Oglebay Norton is presently scheduled to be held on April 28, 1999. The deadline for stockholders to submit proposals to be considered for inclusion in the proxy statement for that meeting is November 25, 1998.

                                 OTHER MATTERS

     The management of Oglebay Norton does not know of any business to be acted upon at the Annual Meeting other than the matters described above, but if any other matter properly comes before the Annual Meeting, the persons named on the enclosed Proxy card will vote thereon in accordance with their best judgment.

     Stockholders are urged to sign and return their proxies without delay.

By Order of the
Board of Directors

                                          /s/ David H. Kelsey
                                          David H. Kelsey
                                          Vice President and
                                          Chief Financial Officer

July 2, 1998

                                                                       EXHIBIT A

                             OGLEBAY NORTON COMPANY
                           DIRECTOR FEE DEFERRAL PLAN

                                   ARTICLE I

               ESTABLISHMENT OF PLAN, PURPOSE, SHARES AUTHORIZED

     SECTION 1.1 ESTABLISHMENT OF PLAN. This Oglebay Norton Company Director Fee Deferral Plan (the "Plan") is established effective as of February 1, 1998, subject to approval by its Stockholders at its 1998 Annual Meeting of Stockholders.

     SECTION 1.2 PURPOSE. The Plan is intended to attract and retain qualified individuals to serve as Directors of the Company by offering them the opportunity to defer some or all of the Fees earned by them for services as a Director of the Company.

     SECTION 1.3 SHARES AUTHORIZED. The aggregate number of shares of Common Stock of the Company that may be issued and distributed under the Plan shall be 100,000 shares, subject to adjustment as, provided in Section 7.5, which may be authorized and unissued shares, treasury shares, or shares acquired on the open market specifically for distribution under the Plan, as the Board of Directors may from time to time determine.

                                   ARTICLE II

                                  DEFINITIONS

     For purposes of the Plan, the following terms, when used with initial capital letters, shall have the meanings as set forth below:

     "Account" means the bookkeeping account established by the Company for a Participant who elects to defer any portion of his Fees pursuant to the Plan.

     "Board" means the Board of Directors of the Company.

     "Committee" means the Committee authorized by the Board to administer the Plan.

     "Common Stock" or "Stock" means common stock, one dollar ($1.00) par value per share, of the Company.

     "Company" means Oglebay Norton Company, a corporation organized under the laws of the State of Delaware, or any successor organization.

     "Deferred Cash" means Deferred Fees that are credited with interest based on the Prime Rate in accordance with Section 4.5.

     "Deferred Compensation Election" means a written election delivered to the Company pursuant to which a Participant elects to defer Fees under the Plan.

     "Deferred Fee" means any portion of Fees deferred pursuant to the Plan.

     "Designated Beneficiary" means one or more beneficiaries designated by the Participant in accordance with Section 7.2.

     "Fair Market Value," with respect to a share of Stock as of any given day, means the last reported closing price for a share of Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for that day or, if there was no sale of Stock so reported for that day, on the most recently preceding day on which there was such a sale. If the Stock is not listed or admitted to trading on NASDAQ on any given day, the Fair Market Value on that day will be as determined by the Committee.

     "Fees" means any and all compensation payable, but for an election made under the Plan, to a Participant in the form of cash for services as a Director of the Company.

     "Matching Contributions" mean the additional Share Units credited by the Company to the Account of a Participant who (i) elects to defer a portion of his Fees in the form of Share Units, or (ii) elects to defer a portion of dividend equivalents attributable to Share Units as provided in Section 4.03.

     "Participant" means a Director who is or hereafter becomes eligible to participate in the Plan and does participate by electing, in the manner specified herein, to defer Fees pursuant to the Plan.

     "Prime Rate" means the Prime Rate as reported in The Wall Street Journal in effect as of the date of each Annual Meeting of Stockholders.

     "Share Units" mean Deferred Fees that are converted into share units in accordance with Section 4.3.

     "Termination of Service" means an individual's termination of service as a Director for any reason whatsoever.

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

     SECTION 3.1 ELIGIBILITY AND PARTICIPATION. Any Director of the Company who is not employed by the Company shall be eligible to participate under the Plan and will become a Participant upon submission to the Company of a properly completed and executed Deferred Compensation Election.

     SECTION 3.2 DEFERRAL OPTIONS. For the period beginning February 1, 1998 and ending December 31, 1998, and each calendar year thereafter, a Participant may elect to defer the receipt of all or part of his or her Fees (in ten-percent increments) in the form of Share Units or Deferred Cash. Once a Participant has made an effective election, he may not thereafter change that election or change any allocation between Share Units or Deferred Cash with respect to such calendar year.

     SECTION 3.3 ELECTION DEADLINE. To be in effect, a Participant's election must be completed, signed and filed with the Secretary of the Company on or before such date as is necessary to defer inclusion of the Fees in the Director's gross income for Federal income tax purposes.

                                   ARTICLE IV

                                 DEFERRED FEES

     SECTION 4.1 CREDITING OF DEFERRED FEES. Deferred Fees shall be credited to the Participant's Account on the dates the Fees would have been paid to the Participant if there had been no valid deferral election.

     SECTION 4.2 DEFERRAL PERIODS. Payment of the amount of Fees allocated to Share Units or Deferred Cash will be deferred to Termination of Service. Such Fees shall be credited to the Participant on the date such amounts would have been paid to him if there had been no valid deferral election.

     SECTION 4.3 SHARE UNITS. Fees deferred in the form of Share Units shall be converted into that number of Share Units equal to the amount of the Fees being deferred divided by the Fair Market Value of one share of Stock on the date the Fees are credited to the Participant's Account. On each Company Stock dividend payment date, dividend equivalents equal to the actual Company Stock dividends shall either, based upon the written election of the Participant, (i) be credited to the Share Units in the Participant's Account, and shall in turn be converted into Share Units based upon the Fair Market Value of the Stock on that date, or (ii) be paid to the Participant in cash.

     SECTION 4.4 MATCHING CONTRIBUTION. The Company shall credit to the Participant's Account in the form of additional Share Units (a) at the time the Fees are credited to the Account a Matching Contribution equal to twenty-five percent (25%) of the Deferred Fees credited in the form of Share Units, and (b) at each Company Stock dividend payment date, to the extent the Participant has elected to defer dividend equivalents in Share Units, a Matching Contribution equal to twenty-five percent (25%) of the dividends deferred by the Participant on that date.

     SECTION 4.5 DEFERRED CASH. Fees deferred as Deferred Cash shall be credited with interest at the Prime Rate, compounded annually effective as of the end of each calendar year, until distributed.

                                   ARTICLE V

                                 DISTRIBUTIONS

     SECTION 5.1 TIMING. Following a Participant's Termination of Service, all Share Units and Deferred Cash in the Participant's Account shall be distributed in the manner described in Section 5.2. Such distributions shall be made or commence as soon as administratively feasible following the event that entitles the Participant to a distribution.

     SECTION 5.2 FORM OF DISTRIBUTION. Any Share Units standing to the Participant's credit shall be converted to the same number of common shares of Stock for distribution to the Participant in a single distribution, except that any fractional Share Units shall be paid in cash. Any Deferred Fees credited to the Participant's Account in the form of Deferred Cash shall be automatically distributed in three substantially equal annual installments of principal in the form of cash, with interest continuing to accrue on the undistributed balance in the Participant's Account.

                                   ARTICLE VI

                   ADMINISTRATION, AMENDMENT AND TERMINATION

     SECTION 6.1 ADMINISTRATION. The Plan shall be administered by the Committee.

     SECTION 6.2 AUTHORITY OF THE COMMITTEE. The Committee shall have the authority to:

          (a) interpret the terms and provisions of the Plan and any deferral made hereunder (and any agreements relating thereto), and otherwise settle all claims and disputes arising under the Plan;

          (b) delegate responsibility and authority for the operation and administration of the Plan, appoint employees and officers of the Company to act on its behalf, and employ persons to assist in fulfilling its responsibilities under the Plan; and

          (c) adopt, alter and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable, and otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

     SECTION 6.3 AMENDMENTS AND TERMINATION. The Board may amend, alter, or discontinue the Plan at any time and from time to time, but no amendment, termination, or discontinuation shall be made that would impair the rights of a Participant with respect to any outstanding deferral under the Plan without the Participant's consent, or that, without the approval of the Company's stockholders, would (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan; or (b) otherwise cause the Plan to fail to satisfy the requirements of any applicable securities or tax law or the applicable rules and regulations promulgated under NASDAQ.

     SECTION 6.4 UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan for deferral of compensation. Payments shall be made from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, to purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payments shall be made, and neither a Participant nor Designated Beneficiary shall have any interest in any particular assets of the Company by reason of its obligations hereunder. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to deferrals hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected

Participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 7.1 NON-ALIENATION OF BENEFITS. Subject to any federal statute to the contrary, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under the Plan shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits. If a Participant or a Designated Beneficiary (if entitled to benefits under the Plan) shall become bankrupt, or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Company may hold or apply the same or any part thereof for the benefit of the Participant, Designated Beneficiary, or his spouse, children, or other dependents, or any of them, in such manner and in such amounts and proportions as the Committee may deem proper.

     SECTION 7.2 DESIGNATION OF BENEFICIARY. A Participant may designate one or more Designated Beneficiaries on a form prescribed by the Committee, to whom payments otherwise due to or for the benefit of the Participant hereunder shall be made in the event of his death prior to the commencement or completion of benefit payments hereunder. In the event no such written designation is made by a Participant or if no Designated Beneficiary shall be in existence at the time of the Participant's death or if each Designated Beneficiary predeceases the Participant, the estate of the Participant shall be his Designated Beneficiary.

     SECTION 7.3 NO EMPLOYMENT AGREEMENT. The Plan shall not be deemed to constitute a contract of employment between the Company and a Participant. Neither shall the execution of the Plan nor any action taken by the Company pursuant to the Plan be held or construed to confer on a Participant any legal right to be continued as Director of the Company or in any other capacity with the Company whatsoever; nor shall any provision herein restrict the right of any Participant to resign as a Director.

     SECTION 7.4 BINDING EFFECT. Obligations incurred by the Company pursuant to the Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant or his Designated Beneficiary.

     SECTION 7.5 ENTIRE PLAN This document and any amendments hereto contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

     SECTION 7.6 ADJUSTMENT UPON CHANGE IN COMMON STOCK. In the event of any stock dividend, stock split, or share combination with respect to the Common Stock or any reclassification, recapitalization, merger, consolidation, other form of business combination, liquidation, or dissolution involving the Company or any spin-off or other distribution to stockholders of the Company (other than normal cash dividends), (a) the Committee shall make appropriate adjustments to the maximum number of shares of Common Stock that may be issued under the Plan, and (b) the Committee shall adjust the number and such other aspects of the Share Units then outstanding as may be necessary and in such manner that the benefits of Participants under all then outstanding Share Units shall be maintained substantially as before the occurrence of such event. Any adjustment so made by the Committee shall be conclusive and binding for all purposes of the Plan as of such date as the Committee may determine.

                                  ARTICLE VIII

                                  CONSTRUCTION

     SECTION 8.1 GOVERNING LAW. The Plan shall be construed and governed in accordance with the laws of the State of Ohio.

     SECTION 8.2 GENDER. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.

                    *                   *                   *

     EXECUTED at Cleveland, Ohio, effective as of the date described herein.

                                            OGLEBAY NORTON COMPANY

                                            By: /s/ Richard J. Kessler

                                              ----------------------------------
                                              Richard J. Kessler
                                              Vice President -- Finance &
                                                Planning

                                            By: /s/ Paul V. Gorman, Jr.

                                              ----------------------------------
                                              Paul V. Gorman, Jr.
                                              Assistant Vice President -- Human
                                                Resources

                                                                       EXHIBIT B

                             OGLEBAY NORTON COMPANY
                          PERFORMANCE OPTION AGREEMENT

     This Agreement between OGLEBAY NORTON COMPANY ("Oglebay") and JOHN LAUER ("Lauer") memorializes the grant made on December 17, 1997 by Oglebay's Compensation Subcommittee to Lauer of a nonqualified stock option as contemplated by the Employment Agreement entered into between Oglebay and Lauer on that same date (the "Employment Agreement"). Capitalized terms used in this Agreement and not otherwise defined have the meanings assigned to them in the Employment Agreement.

     1. GRANT OF OPTION. The Compensation Subcommittee hereby grants to Lauer, as of December 17, 1997, an option (the "Performance Option") to purchase all or any number of an aggregate of 380,174 shares of Oglebay Common Stock, $1.00 par value ("Shares"), at an exercise price of $38.00 per Share (the "Exercise Price"). (The Exercise Price is equal to the closing per Share sales price for December 16, 1997 as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market plus $6.00 per Share.) The Performance Option shall be a nonqualified stock option and shall not be treated as an incentive stock option. The Performance Option is granted subject to approval of Oglebay's shareholders, which approval will be sought at Oglebay's 1998 Annual Meeting of Shareholders.

     2. TERM OF OPTION. Unless earlier terminated pursuant to any of Sections 6.1, 6.2, or 6.3, the Performance Option shall terminate at the close of business on, and shall not be exercisable at any time after, June 30, 2005.

     3. FULL VESTING IF LAUER REMAINS IN EMPLOY OF OGLEBAY THROUGH JANUARY 2, 2003. If Lauer remains in the employ of Oglebay through January 2, 2003, the Performance Option, to the extent not previously exercised by Lauer, shall remain exercisable thereafter through June 30, 2005.

     4. EXERCISE OF OPTION.

          4.1 First Exercise Date. Unless accelerated as provided in Section 6.1, the Performance Option will first become exercisable on January 1, 2001.

          4.2 Exercise in Whole or in Part. Once exercisable, the Performance Option may be exercised by Lauer in whole or in part (but not for any fractional Shares) and from time to time until the expiration or termination of the Performance Option.

          4.3 Method of Exercise. The Performance Option will be exercisable by delivery of (a) the Exercise Price (payable in accordance with Section 4.4), and (b) a written notice to Oglebay identifying this Agreement and specifying the number of Shares as to which the Performance Option is being exercised. Upon any exercise of the Performance Option, Lauer shall provide Oglebay the means to satisfy Oglebay's withholding obligation in accordance with Section 5. Oglebay shall deliver to Lauer certificates representing the Performance Option Shares as soon as administratively feasible following any exercise made in conformance with all of the terms of this Agreement.

          4.4 Payment for Shares. Upon exercise of the Performance Option, Lauer shall pay the Exercise Price in cash or in such other form of consideration as the Compensation Subcommittee may determine to be acceptable, including, without limitation, (a) by delivery by Lauer (with the written notice of election to exercise) of irrevocable instructions to a broker registered under the Securities Exchange Act of 1934, as amended, to promptly deliver to Oglebay the amount of sale or loan proceeds to pay the Exercise Price,
     (b) in Shares (including through an attestation procedure) surrendered to Oglebay, (c) by the surrender of all or part of the Performance Option, or
     (d) by a combination of the foregoing methods, as and to the extent permitted by the Compensation Subcommittee. Shares surrendered in connection with the exercise of the Performance Option shall be valued at their Fair Market Value on the date of exercise. Except as otherwise determined by the Compensation Subcommittee, the term "Fair Market Value" with respect to Shares means the closing sales price of Shares as reported on NASDAQ National Market on the date for which the determination of fair market value is made or, if there are no sales of Shares on that date, then on the next preceding date on which there were any sales of Shares. If the Shares cease to be traded on the NASDAQ National Market, the "Fair Market Value" of Shares shall be determined in such similar manner as may be prescribed by the Compensation Subcommittee.

     5. WITHHOLDING OF TAXES. The Compensation Subcommittee may, in its discretion, permit or require Lauer to satisfy, in whole or in part, any applicable federal, state, and local withholding tax obligation that may arise in connection with the acquisition of Shares pursuant to the Performance Option, by such means as the Compensation Subcommittee may determine including, without limitation, by having Oglebay hold back some portion of the Shares that would otherwise be delivered pursuant to the Performance Option or by delivering to Oglebay an amount equal to the withholding tax obligation arising with respect to such acquisition in (a) cash, (b) Shares, or (c) such combination of cash and Shares as the Compensation Subcommittee may determine. The Fair Market Value of the Shares to be so held back by Oglebay or delivered by Lauer shall be determined as of the date on which the obligation to withhold first arose. Oglebay may apply the provisions of this Section 5 based upon generally applicable withholding rates and without regard to any statutory minimum rate applicable to special payments.

     6. EFFECT OF TERMINATION OF LAUER'S EMPLOYMENT BEFORE JANUARY 2, 2003. The provisions of this Section 6 shall apply only if the date on which Lauer's employment with Oglebay terminates (the "Termination Date") occurs before January 2, 2003.

          6.1 Termination Without Cause, etc., Constructive Termination, or Termination by Lauer after a Change of Control. If, before January 2, 2003, Lauer's employment is terminated by Oglebay for any reason other than Cause, disability, or death or Lauer is Constructively Terminated or Lauer terminates his employment by notice to the Board of Directors within 90 days of the occurrence of a Change of Control, the Performance Option, (a) to the extent not already exercisable, will become immediately exercisable,
     (b) will remain exercisable through January 2, 2004, and (c) will be terminated at the close of business on January 2, 2004.

          6.2 Termination by Death or Disability. If, before January 2, 2003, Lauer's employment with Oglebay is terminated by his death or by Oglebay on account of Lauer's disability:

             (a) if the Termination Date occurs before January 1, 2001, the Performance Option will be terminated as of the Termination Date; and

             (b) if the Termination Date occurs after December 31, 2000, the Performance Option, to the extent not previously exercised, will remain exercisable for a period of one year after the Termination Date and will be terminated at the close of business on the first anniversary of the Termination Date.

          6.3 Termination for Cause or Voluntarily by Lauer. If, before January 2, 2003, Lauer's employment is terminated by Oglebay for Cause or by Lauer other than as a result of a Constructive Termination, the Performance Option will be terminated as of the Termination Date.

     7. TRANSFERABILITY. The Performance Option may not be transferred by Lauer other than by will or by the laws of descent and distribution. During Lauer's lifetime, only Lauer himself (or, in the case of his incapacity, his attorney in fact or legal guardian) may exercise the Performance Option.

     8. ADJUSTMENT UPON CHANGES IN SHARES. In the event of any stock dividend, stock split, or share combination of the Shares or any reclassification, recapitalization, merger, consolidation, other form of business combination, liquidation, or dissolution involving Oglebay or any spin-off or other distribution to shareholders of Oglebay (other than normal cash dividends), the Compensation Subcommittee shall adjust the number and kind of shares subject to, the price per share under, and the terms and conditions of the Performance Option to the extent necessary and in such manner that the benefits to Lauer under the Performance Option shall be maintained substantially as before the occurrence of that event. Any adjustment so made by the Compensation Subcommittee shall be conclusive and binding for all purposes of this Agreement as of such date as the Compensation Subcommittee may determine.

     9. ADMINISTRATION. The Compensation Subcommittee shall have the authority to make all determinations necessary for the administration of this Agreement. The construction and interpretation by the Compensation Subcommittee of any provision of this Agreement and any determination made by the Compensation Subcommittee pursuant to any provision hereof shall be final and conclusive. No member or alternate member of the Committee shall be liable for any action or determination made in good faith. The Compensation Subcommittee may authorize any one or more members of the Compensation Subcommittee or any officer of Oglebay to execute and deliver documents on behalf of the Compensation Subcommittee and the Compensation Subcommittee may delegate to one or more employees, agents, or officers of Oglebay, or to one or more third party consultants, accountants, lawyers, or other advisors, such ministerial duties related to the operation of the Agreement as it may deem appropriate.

     10. MISCELLANEOUS. Nothing contained in this Agreement shall be understood as conferring on Lauer any right to continue as an employee of Oglebay or any affiliate. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. This Agreement shall inure to the benefit of and be binding upon its parties and their respective heirs, executors, administrators, successors, and assigns, but the Performance Option shall not be transferable by Lauer other than as provided in Section 7.

     IN WITNESS WHEREOF, Oglebay has caused this Agreement to be executed on its behalf by its duly authorized Chairman of the Compensation Subcommittee, and Lauer has hereunto set his hand, all as of the day and year first written above.

                                        OGLEBAY NORTON COMPANY

                                        By /s/ JOHN D. WEIL

                                          --------------------------------------
                                          John D. Weil, Chairman, Compensation
                                           Subcommittee

                                           /s/ JOHN LAUER

                                          --------------------------------------
                                          John Lauer

                                  Oglebay Logo

                                  DETACH CARD

--------------------------------------------------------------------------------

OGLEBAY NORTON COMPANY -- PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 29, 1998

At the Annual Meeting of Stockholders of Oglebay Norton Company to be held at 10:00 a.m. on JULY 29, 1998, at Ciao Cucina, Cleveland Playhouse Square, 1515 Euclid Avenue, Cleveland, Ohio, and at any adjournment thereof, Brent D. Baird, John N. Lauer and William G. Pryor, and each of them, with full power of substitution (the "Proxy Committee"), are hereby authorized to represent me and to vote my shares on the following:

 1.  Approve the Oglebay Norton Company Director Fee
     Deferral Plan                                       FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
 2.  Approve the Performance Option Agreement with
     Mr. John N. Lauer                                   FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
 3.  Electing three directors to serve for three-year terms expiring in 2001. The nominees of the Board of Directors are: Malvin E. Bank, William G. Bares and John D. Weil. In the event of the unavailability of any of the nominees, such other person(s) as the Board of Directors may recommend.
     FOR all nominees listed below  [ ]                  WITHHOLD AUTHORITY  [ ]
     (except as indicated to the contrary below)         to vote for all nominees listed below
     Malvin E. Bank, William G. Bares and John D. Weil
     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE NOMINEES WRITE THE NAME OF SUCH NOMINEE(S) IN THE
                  SPACE PROVIDED BELOW.

     ----------------------------------------------------------------------------------------------------------------
 4.  Any other business which may properly come before the Annual Meeting and all adjournments thereof, in accordance with the judgment of the Proxy Committee on such business.
                                       (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                                  DETACH CARD

--------------------------------------------------------------------------------

PROXY NO.                                                              SHARES

(Continued from the other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDERS SIGNING BELOW. IF
NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE OGLEBAY NORTON COMPANY DIRECTOR FEE DEFERRAL PLAN,
FOR APPROVAL OF THE PERFORMANCE OPTION AGREEMENT WITH MR. JOHN N. LAUER AND FOR THE ELECTION OF THE NOMINEES FOR
DIRECTORS LISTED ABOVE.

                                                     Dated                , 1998
                                                          ----------------


                                                     ---------------------------
                                                     Signature

                                                     ---------------------------
                                                     Signature

                                                     NOTE: Please sign exactly
                                                     as name appears hereon.
                                                     Joint owners should each
                                                     sign. When signing as
                                                     attorney, executor,
                                                     administrator, trustee or
                                                     guardian, please give full
                                                     title as such.

                                                         CHANGE OF ADDRESS:
                                                      Please indicate change of
                                                           address below:

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

 PLEASE SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY

                                  DETACH CARD

--------------------------------------------------------------------------------

OGLEBAY NORTON COMPANY -- VOTING INSTRUCTIONS
EMPLOYEE STOCK OWNERSHIP PLAN

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 29, 1998

TO: NATIONAL CITY BANK, TRUSTEE (THE "TRUSTEE") UNDER TRUST AGREEMENT FOR
    OGLEBAY NORTON COMPANY EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST, AS AMENDED (THE "PLAN")

Pursuant to Article VI, Section 6.6 of the Plan, the undersigned, as a Participant or Beneficiary under the Plan, hereby instructs the Trustee to vote (in person or by proxy) all allocated shares of Common Stock of Oglebay Norton Company held in the General Fund under the Plan on the undersigned's behalf on the record date ("Shares") in the following manner:

1. Approve the Oglebay Norton Company Director Fee Deferral Plan.
   FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
2. Approve the Performance Option Agreement with Mr. John N. Lauer. FOR [ ] AGAINST [ ] ABSTAIN [ ]

3. Electing three directors to serve for three-year terms expiring in 2001. The nominees of the Board of Directors are: Malvin E. Bank, William G. Bares and John D. Weil. In the event of the unavailability of any of the nominees, such other person(s) as the Board of Directors may recommend.

    Election of Directors
    FOR all nominees listed below        [ ]          WITHHOLD AUTHORITY        [ ]
    (except as indicated to the contrary below)       to vote for all nominees listed below

   Malvin E. Bank, William G. Bares, John D. Weil

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE NOMINEES WRITE THE
             NAME OF SUCH NOMINEE(S) IN THE SPACE PROVIDED BELOW

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4. Any other business which may properly come before the Annual Meeting and all adjournments thereof, in accordance with the judgment of the Trustee.

                  (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                                  DETACH CARD

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(Continued from the other side)

I UNDERSTAND THAT, UNLESS OTHERWISE SPECIFIED BELOW, THE SHARES HELD ON MY BEHALF UNDER THE PLAN WILL BE VOTED FOR APPROVAL OF THE DIRECTOR FEE DEFERRAL PLAN, FOR APPROVAL OF THE PERFORMANCE OPTION AGREEMENT WITH MR. JOHN N. LAUER AND FOR THE ELECTION OF NOMINEES FOR DIRECTORS LISTED ABOVE.

YOU MUST SIGN THESE INSTRUCTIONS PROMPTLY AND RETURN THEM TO THE TRUSTEE IN THE ENCLOSED ENVELOPE TO DIRECT THE VOTING OF THE SHARES HELD ON YOUR BEHALF UNDER THE PLAN.

                                                     Dated

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                                                     , 1998

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                                                     Signature